As filed with the Securities and Exchange Commission on July 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOOGLE INC.

(Exact name of Registrant as specified in its charter)

Delaware		77-0493581
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
1600 Amphitheatre Parkway Mountain View, CA 94043
(Address of principal executive offices)

2004 STOCK PLAN

2003 STOCK PLAN (No. 3)

2003 STOCK PLAN (No. 2)

2003 STOCK PLAN

2000 STOCK PLAN

1998 STOCK PLAN

1999 STOCK OPTION/STOCK ISSUANCE PLAN

2003 EQUITY INCENTIVE PLAN

(Full title of the plans)

Eric Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 623-4000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Christian E. Montegut, Esq.

Donald S. Harrison, Esq.

Ricardo E. Velez, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Class A common stock, $0.001 par value	10,280,004 shares (4)	$3.59	$36,905,214.36	$4,675.89
Class A common stock, $0.001 par value	4,053,399 shares (5)	$24.90	$100,929,635.10	$12,787.78
Class B common stock, $0.001 par value	3,878,038 shares (6)	$6.45	$25,013,345.10	$3,169.19
Class A common stock, $0.001 par value	3,878,038 shares (7)	$—	$—	$—
Class A common stock, $0.001 par value	2,752,026 shares (8)	$1.23	$3,384,991.98	$428.88
Class B common stock, $0.001 par value	285,000 shares (9)	$4.79	$1,365,150.00	$172.96
Class A common stock, $0.001 par value	285,000 shares (10)	$—	$—	$—
Class B common stock, $0.001 par value	6,293,382 shares (11)	$0.29	$1,825,080.78	$231.24
Class A common stock, $0.001 par value	6,293,382 shares (12)	$—	$—	$—
Class A common stock, $0.001 par value	23,896 shares (13)	$0.38	$9,080.48	$1.15
Class A common stock, $0.001 par value	1,012 shares (14)	$27.88	$28,214.56	$3.57
Totals	27,566,757 shares (15)		$169,460,712.36	$21,470.67

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2004 Stock Plan, the 2003 Stock Plan (No. 3), the 2003 Stock Plan (No. 2), the 2003 Stock Plan, the 2000 Stock Plan or the 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock. For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into 11 lines.
(2)	Offering prices of options that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the book value of the securities to be offered because no market exists for these securities. Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.
(3)	No amount is indicated below where, pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.
(4)	Represents shares issuable upon exercise of options that have not yet been granted as of the date of this Registration Statement under the 2004 Stock Plan, 2003 Stock Plan (No. 3), 2003 Stock Plan (No. 2), 2003 Stock Plan or 1998 Stock Plan. These shares comprised a common pool of authorized shares that are available for grant under any or all of these plans. Of these shares, the number of shares available for issuance under the 2004 Stock Plan is 9,499,500; provided, however, that this number shall be reduced by the number of shares subject to options that are granted after December 31, 2003 under the 1998 Stock Plan, 1999 Stock Option/Stock Issuance Plan, 2000 Stock Plan, 2003 Stock Plan, 2003 Stock Plan (No. 2) and 2003 Stock Plan (No. 3).
(5)	Represents Class A common stock issuable upon exercise of outstanding options under the 2003 Stock Plan (No. 3) as of the date of this Registration Statement.
(6)	Represents Class B common stock issuable upon exercise of outstanding options under the 2003 Stock Plan (No. 2) as of the date of this Registration Statement.
(7)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2003 Stock Plan (No. 2) as of the date of this Registration Statement.
(8)	Represents Class A common stock issuable upon exercise of outstanding options under the 2003 Stock Plan as of the date of this Registration Statement.
(9)	Represents Class B common stock issuable upon exercise of outstanding options under the 2000 Stock Plan as of the date of this Registration Statement.
(10)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2000 Stock Plan as of the date of this Registration Statement.
(11)	Represents Class B common stock issuable upon exercise of outstanding options under the 1998 Stock Plan as of the date of this Registration Statement.
(12)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 1998 Stock Plan as of the date of this Registration Statement.
(13)	Represents Class A common stock issuable upon exercise of outstanding options under the 1999 Stock Option/Stock Issuance Plan as of the date of this Registration Statement.
(14)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2003 Equity Incentive Plan as of the date of this Registration Statement.
(15)	Excludes shares of Class A common stock issuable upon conversion of the shares of Class B common stock (a convertible security) being registered under this Registration Statement.

GOOGLE INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference in this Registration Statement the following documents and information filed by Google Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”):

(1) The Company’s Registration Statement on Form 10 (No. 000-50726) as filed with the SEC on July 7, 2004 pursuant to Section 12(g) of the Exchange Act and effective as of June 28, 2004.

(2) All other filings made by us with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since June 28, 2004.

(3) The description of the Company’s common stock contained in the Company’s Registration Statement on Form 10 as filed with the SEC on July 7, 2004 pursuant to Section 12(g) of the Exchange Act and effective as of June 28, 2004.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and investment partnerships of which such persons are partners, beneficially own 197,132 shares of the Company’s preferred stock, which is convertible at any time into shares of Class B common stock on a one-for-one basis.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

The Third Amended and Restated Investor Rights Agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Description
5.01		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.02	*	1998 Stock Plan, as amended, and form of stock option agreement

10.03	*	1999 Stock Option/Stock Issuance Plan, as amended, and form of stock option agreement

10.04	*	2000 Stock Plan, as amended, and form of stock option agreement

10.05	*	2003 Stock Plan, as amended, and form of stock option agreement

10.06	*	2003 Stock Plan (No. 2) and form of stock option agreement

10.07	*	2003 Stock Plan (No. 3) and form of stock option agreement

10.08	*	2004 Stock Plan

10.12	**	2003 Equity Incentive Plan and form of stock option agreement

23.01		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.02		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.03		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.01)

24.01		Power of Attorney (see page II-4).

*	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1 (No. 333-114984) as filed with the SEC on April 29, 2004.
**	Incorporated by reference to an exhibit filed with the Company’s Registration Statement on Form S-1 (No. 333-114984) as filed with the SEC on July 26, 2004.

Item 9. Undertakings.

A. The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to applicable law, the Company’s Certificate of Incorporation, as it may be amended from time to time, the Company’s Bylaws or the Company’s indemnification agreements, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*  *  *  *  *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Google Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 28th day of July, 2004.

GOOGLE INC.

By:	/s/ Eric Schmidt
Eric Schmidt
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Schmidt and George Reyes, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Schmidt Eric Schmidt	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2004

/s/ George Reyes George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2004

/s/ Sergey Brin Sergey Brin	Director	July 28, 2004

/s/ Larry Page Larry Page	Director	July 28, 2004

/s/ L. John Doerr L. John Doerr	Director	July 28, 2004

/s/ Michael Moritz Michael Moritz	Director	July 28, 2004

/s/ Ram Shriram Ram Shriram	Director	July 28, 2004

/s/ John Hennessy John Hennessy	Director	July 28, 2004

/s/ Arthur D. Levinson Arthur D. Levinson	Director	July 28, 2004

/s/ Paul S. Otellini Paul S. Otellini	Director	July 28, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

GOOGLE INC.

July 28, 2004

INDEX TO EXHIBITS

Exhibit Number		Description
5.01		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.02	*	1998 Stock Plan, as amended, and form of stock option agreement

10.03	*	1999 Stock Option/Stock Issuance Plan, as amended, and form of stock option agreement

10.04	*	2000 Stock Plan, as amended, and form of stock option agreement

10.05	*	2003 Stock Plan, as amended, and form of stock option agreement

10.06	*	2003 Stock Plan (No. 2) and form of stock option agreement

10.07	*	2003 Stock Plan (No. 3) and form of stock option agreement

10.08	*	2004 Stock Plan

10.12	**	2003 Equity Incentive Plan and form of stock option agreement

23.01		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.02		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.03		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.01).

24.01		Power of Attorney (see page II-4).

*	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1 (No. 333-114984) as filed with the SEC on April 29, 2004.
**	Incorporated by reference to an exhibit filed with the Company’s Registration Statement on Form S-1 (No. 333-114984) as filed with the SEC on July 26, 2004.